Exhibit 1.1

Satcon Technology Corporation

Common Stock, par value $0.01 per share

Underwriting Agreement

June 9, 2009

Thomas Weisel Partners LLC

Ardour Capital Investments, LLC

As representatives of the Underwriters

named in Schedule I hereto,

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

Satcon Technology Corporation, a Delaware corporation (“Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 15,557,692 shares of common stock, par value $0.01 per share (“Stock”), of the Company, and, at the election of the Underwriters, up to 2,333,654 additional shares of Stock.  The aggregate of 15,557,692 shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of 2,333,654 additional shares to be sold by the Company is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.                                     The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           A “shelf” registration statement on Form S-3 (File No. 333-159010) with respect to the Shares, including a base prospectus (the “Base Prospectus”), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement has been declared effective by the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the Base Prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.   Any reference herein to the Registration Statement or to any amendment or supplement thereto shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference therein.  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations.

Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” The Prospectus will not, as of its date and as of each Time of Delivery, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 10(b) herein;

(b)           As of the Applicable Time and as of each Time of Delivery, as the case may be, neither (i) the General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “Pricing Prospectus”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Pricing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 10(b) herein. As used in this subsection and elsewhere in this Agreement:

 “Applicable Time” means 8:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

“Effective Date” means any date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations.

“Statutory Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Preliminary Prospectus” means any preliminary prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement thereto shall be deemed to refer to and include any documents incorporated by reference therein.

(c)           The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement and the Preliminary Prospectus conforms, in all material respects, and the Prospectus and any amendments or supplements thereto will conform, in all material respects, to the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in any Preliminary Prospectus or the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Exchange Act, or the Act, as applicable, and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein (it being understood and agreed that the only such information is that described in Section 10(b) herein);

(d)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified;

(e)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 6 below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed in the time and manner required under Rule 433(d) under the Act;

(f)            The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus, and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(g)           The Company is duly qualified to transact business as a foreign corporation in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, result in any material adverse effect on the business, management, properties, assets, operations, condition (financial or otherwise) or business prospects of the Company or its Subsidiaries, taken together as a whole (a “Material Adverse Effect”);

(h)           Each of the subsidiaries of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus, and the Prospectus.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i)            The information set forth under the caption “Capitalization” in the Pricing Prospectus and the Prospectus is fairly presented on a basis consistent with the Company’s financial statements.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock” (and any similar sections or information, if any, contained in the Pricing Prospectus).  The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  Neither the offering nor the sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock;

(j)            Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default (i) under its respective Certificate of Incorporation or By-Laws or, (ii) under any agreement, lease, contract, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or other instrument or obligation to which it is a party or by which it, for any of its properties, is bound, or (iii) under any law, order, rule or regulation, judgment, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its Subsidiaries, except, in the cases of clauses (ii) and (iii), any breaches, violations or defaults, which, singularly or in the aggregate, would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated, including the issuance of the Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), (i) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or (ii) the Certificate of Incorporation or By-Laws of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its Subsidiaries; except, in the case of clauses (i) and (iii), any conflicts, breaches, violations or defaults, which, singularly or in the aggregate, would not result in a Material Adverse Effect;

(k)           The Shares have been duly authorized by all necessary corporate action on the part of the Company and when issued and delivered by the Company against payment therefor as provided herein, will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus, will be issued free of statutory and contractual preemptive rights, and will be duly and validly issued and fully paid and non-assessable;

(l)            This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or the public policy underlying such law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(m)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Capitalization”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n)           The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including Audit, Compensation and Corporate Governance and Nominating Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Underwriters and counsel for the Underwriters.  All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.  There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries;

(o)           Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, or the Nasdaq Capital Market (“Nasdaq”) or approval of stockholders of the Company necessary in connection with the issuance and sale by the Company of the Shares other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters, or (ii) as may be required by federal and state securities laws with respect to the listing of the Shares on Nasdaq, have been obtained or made and are in full force and effect;

(p)           The Company has obtained the agreement (a “Lock-Up Agreement”), substantially in the form set forth as Exhibit A hereto, of each of the persons named in Exhibit A-1 hereto;

(q)           Except as described in the Registration Statement, the Pricing Prospectus or the Prospectus, (i) no person has any preemptive rights or similar rights to purchase any shares of Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the Shares as contemplated hereby or otherwise, (iii) no person has the right to act as an underwriter or placement agent or as a financial advisor to the Company in connection with the offer and sale of the Shares, and except as described in the the Registration Statement, the Pricing Prospectus or the Prospectus, no person has the right, contractual or otherwise, to cause the Company to include any shares of Stock or shares of any other capital stock or other securities of the Company in the Registration Statement, whether as a result of the sale of the Shares as contemplated hereby or otherwise;

(r)            Except for this Agreement, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(s)           Caturano and Company, P.C. (“Caturano”), whose reports on the consolidated financial statements of the Company and the Subsidiaries are incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act, and the applicable published rules and regulations thereunder;

(t)            Except as described in the Registration Statement, the Company and its Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the “Consents”) and has made all necessary declarations and filings required under any federal, state, local or foreign law, regulation or rule, except where the failure to so possess such Consents or make such declarations or filings, singularly or in the aggregate, would not result in a Material Adverse Effect; and, except as described in the Registration Statement and the Pricing Prospectus, all of such Consents are valid and in full force and effect, except where the invalidity of such Consents or the failure of such Consents to be in full force and effect would not, singularly or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under such Consents or have received any notice of proceedings relating to the revocation or modification of any such Consent which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(u)           Except as described in the Registration Statement, the Pricing Prospectus or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby;

(v)           The Company and the Subsidiaries have filed (or have duly requested extension of) all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and payable, except for any such assessment that is currently being contested in good faith and which, if resolved unfavorably to the Company, would not result in a Material Adverse Effect.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

(w)          The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies of similar size and engaged in similar businesses;

(x)            There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act or the rules and regulations of the Commission promulgated thereunder.  Each material contract, agreement and license listed as an exhibit to, described in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus to which the Company or any of its Subsidiaries is bound is legal, valid, binding, enforceable and in full force and effect against the Company or such Subsidiary, and to the knowledge of the Company, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies.  Neither the Company nor any of its Subsidiaries nor to the Company’s knowledge any other party is in material breach or default with respect to any such contract, agreement and license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  No party has repudiated any material provision of any such contract, agreement or license;

(y)           Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage, pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(z)            The Company and each Subsidiary is in compliance with all presently applicable provisions of ERISA, except where such non-compliance would not result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) to which the Company or any Subsidiary contributes or which the Company or any Subsidiary maintains; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification;

(aa)         Neither the Company nor any of its Subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board;

(bb)         No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus and the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(cc)         The Company and the Subsidiaries each own or possess the right to use all patents, patent rights and patent applications (collectively, the “Company Patents”), trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, the “Intellectual Property”) necessary to carry on their business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus; to the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed any Intellectual Property of any other person or entity.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus, that are not so described in all material respects.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, that are not so described in all material respects.  None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to its knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity.  There are no pending or, to the Company’s knowledge, threatened infringement actions or proceedings against third parties relating to the Intellectual Property owned or licensed by the Company, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(dd)         Other than provisional patent applications, all patent applications that resulted in Company Patents or pending applications that describe inventions necessary to conduct the business of the Company and its Subsidiaries in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, (the “Company Patent Applications”) have been duly and properly filed (which means that they have been accorded filing dates and serial numbers and assignments have been recorded for each listed inventory) or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities.  In connection with the filing of the Company Patent Applications, to the best knowledge of the Company, all printed publications and patent references relevant to the patentability of the inventions claimed in such applications has been disclosed to those patent offices so requiring.  To the best knowledge of the Company, the Company has met its duty of candor and good faith to the PTO or similar foreign authority for the Company Patent Applications.  No material misrepresentations have been made to the PTO or similar foreign authority by or in connection with the Company Patent Applications.  The Company and its Subsidiaries are not aware or any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority.  The Company has no knowledge of any facts which would preclude the Company from having clear title to the Company Patent Applications;

(ee)         The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property reflected in the consolidated financial statements described or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those reflected in the financial statements or described or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) liens and encumbrances for taxes not yet due and payable, and liens and encumbrances arising in the ordinary course of business or which are not material in amount.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company or its Subsidiaries;

(ff)           The consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with related notes and schedules, present fairly in all material respects the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related notes have been prepared in compliance in all material respects with the requirements of the Exchange Act and in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly in all material respects, on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus, the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the Pricing Prospectus and the Prospectus. There

are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources that are not disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(gg)         Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(hh)         Neither the Company nor, to the best knowledge of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Act) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or would be integrated with the sale of the Shares or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

(ii)           Neither the Company, nor to the Company’s knowledge, any of its directors, officers or affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on Nasdaq in accordance with Regulation M under the Exchange Act;

(jj)           No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(kk)         Except as required by this Agreement and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no agreements or arrangements between the Company or its subsidiaries and any of the Company’s stockholders, or to the best of the Company’s knowledge, between or among any of the Company’s stockholders, which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right freely to alienate or vote such shares;

(ll)           Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder;

(mm)       The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is currently eligible to use Form S-3;

(nn)         The Common Stock, including the Shares, is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing;

(oo)         Except as described or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities with the Commission;

(pp)         At the Applicable Time there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company or any Subsidiary of the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act;

(qq)         The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals;

(rr)           The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act), and as of the end of the period covered by the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised, based on the Company’s assessment of internal control over financial reporting, as of the fiscal year ended December 31, 2008, of: (i) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in internal controls as of December 31, 2008 have been identified for the Company’s auditors; and in connection with the Company’s assessment of internal control described above, there were no significant changes in internal controls or in other factors that have materially affected internal control over financial reporting;

(ss)         The Company and the Subsidiaries are in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications;

(tt)           Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree, in all material respects, with the sources from which they are derived;

(uu)         Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law necessary to be disclosed in the

Registration Statement, the Pricing Prospectus and the Prospectus, in order to make the statements therein not misleading;

(vv)         No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;

(ww)       Since September 1, 2001, the Company and the Subsidiaries have been legally and validly awarded each of the prime contract, subcontract, teaming agreement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or other mutually binding legal agreement between the Company and (i) any governmental authority, (ii) any prime contractor of any governmental authority, or (iii) any subcontractor of any governmental authority (individually, a “Government Contract” and collectively, the “Government Contracts”).  Neither the Company nor any of its Subsidiaries is subject to any financing arrangement or assignment of proceeds or claims with respect to the performance of any Government Contract.  Neither the Company nor any of its Subsidiaries is a party to any Government Contract which requires the Company or any of its Subsidiaries to obtain or maintain a security clearance with any governmental authority.  Neither the Company nor any of its Subsidiaries has received and no basis exists for any of the following with respect to any of their Government Contracts: (i) a termination for default, (ii) a termination for convenience, (iii) a cure or show cause notice, (iv) a no cost termination, (v) the rescission or cancellation of any contract, (vi) a stop-work or suspension of work order; (vii) the assessment of damages against the Company or its Subsidiaries, (viii) any price reductions against the Company or its Subsidiaries for defective cost or pricing data or for incorrect cost or pricing information or data or (ix) a claim for recoupment or setoff of payments previously made to the Company or its Subsidiaries. All facts set forth by the Company or its Subsidiaries in any certification, representation or disclosure, and all test and inspection results, submitted by the Company or its Subsidiaries with respect to any Government Contract or a bid for a Government Contract were current, accurate and complete in all material respects as of the date of submission and the Company and its Subsidiaries has complied with such certifications, representations, disclosures, tests and inspections;

(xx)          The Company and each Subsidiary has been and is in compliance in all material respects with all United States or foreign import and export laws and regulations (including without limitation those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199, State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130 and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599).  Neither the Company nor any Subsidiary has, within the last five years, violated in any material respect any United States or foreign import or export laws, been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by a governmental authority or made a voluntary disclosure with respect to violations of such laws;

(yy)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(zz)          To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the registration of the Shares registered with the SEC could have been affected on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992 at the time of sale;

(aaa)       The Company has not distributed and will not distribute prior to the last Time of Delivery (as defined in Section 4 hereof) and completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and Issuer Free Writing Prospectuses listed in Schedule II hereto;

(bbb)      Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes;

(ccc)       The Company has filed a Notification Form: Listing of Additional Shares to include the Shares on the Nasdaq;

(ddd)      The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing;

(eee)       All corporate consents (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect; and

(fff)         (i)  At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $1.222, the number of Firm Shares set forth opposite their respective names in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company, as and to the extent indicated in Schedule I hereto, hereby grants to the Underwriters the right to purchase at their election up to 2,333,654 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares by the Underwriter. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                     (a)            The Shares to be purchased by each Underwriter hereunder will be represented in book-entry form and will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Shares to Thomas Weisel Partners LLC, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Thomas Weisel Partners LLC by causing DTC to credit the Shares to the account of Thomas Weisel Partners LLC at DTC.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on the fourth business day after the date of this Agreement, or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Thomas Weisel Partners LLC in the written notice given by Thomas Weisel Partners LLC of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Thomas Weisel Partners LLC and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof, will be delivered at the offices of Goodwin Procter LLP (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                     The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv)  the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.                                     The Company agrees with each of the Underwriters:

(a)           to file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B or 430C under the Act, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, if applicable; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

(b)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect so long as the Underwriters may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)           prior to 10:00 A.M., New York City time, on the third New York Business Day succeeding the date after this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(e)           to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Pricing Prospectus or the Prospectus, and to provide the Underwriters and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall object in writing, which objection shall not be unreasonable;

(f)            to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(g)           to make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date of this Agreement as soon as is reasonably practicable after the termination of such twelve-month period;

(h)           to furnish to the Underwriters as early as practicable prior to the Time of Sale, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and any Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letters to be furnished pursuant to Section 9(d) hereof;

(i)            Beginning on the date hereof and ending on, and including, the date that is 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriters, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.  If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension. The Company shall provide notice of any event that would result in an extension of the Lock-Up Period to the Underwriters;

(j)            Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(k)           During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(l)            To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(m)          To maintain, at its expense, a registrar and transfer agent for the Common Stock;

(n)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(o)           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p)           to comply with Rule 433(g) under the Act;

(q)           prior to the Closing Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without the prior consent of the Underwriters, except as may be required by law, in which case the Company shall use its reasonable best efforts to allow the Underwriters reasonable time to comment on such release or other communication in advance of such issuance;

(r)            not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or the Pricing Prospectus;

(s)           the Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(t)            to use its best efforts to cause the Shares to be listed on Nasdaq and to maintain such listing; and

(u)           the Company will not incur any liability for any brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares except as provided for in this Agreement.

7.                                     (a)            The Company represents and agrees that, without the prior consent of Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Thomas Weisel Partners LLC is listed on Schedule II hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Thomas Weisel Partners LLC and, if requested by Thomas Weisel Partners LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Thomas Weisel Partners LLC expressly for use therein.

8.             The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees in connection with the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and any fees payable in connection with the settlement systems of the Underwriters; (v) all fees and expenses in connection with listing the Shares on the Nasdaq and any registration thereof under the Exchange Act; and (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the sale of the Shares; (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (ix) the fees and other disbursements of counsel to the Underwriters, and (x) the performance of the Company’s other obligations hereunder; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; and (ii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Underwriters pursuant to this Section 8 in an amount in excess of $100,000 in the aggregate without the Company’s prior written consent.

9.                                     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct in all material respects (except for those representations and warranties of the Company contained in Section 1 hereof which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), the condition that the Company shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for enabling it to pass upon such matters.  Such counsel shall also have furnished to the Underwriters a written negative assurances statement, addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for enabling it to pass upon such matters;

(c)           Greenberg Traurig, LLP, counsel for the Company, shall have furnished to you their written opinion and letter, dated such Time of Delivery, substantially as set forth in Exhibit B hereto;

(d)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Caturano shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, and with respect to certain financial information, contained in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof;

(e)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse effect on the business, management, properties, assets, condition (financial or otherwise) or business prospects of the Company and its consolidated Subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Thomas Weisel Partners LLC so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f)            Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) (A) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (B) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it with respect to either (A) or (B), in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Shares;

(g)           The Shares shall have been listed and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Underwriters;

(h)           Each person who is listed on Exhibit A-1 attached hereto shall have entered into Lock-Up Agreements substantially in the form attached as Exhibit A hereto on or prior to the date hereof, and each such Lock-Up Agreement, or a copy thereof, shall have been delivered to the Underwriters and shall be in full force and effect at the Time of Delivery;

(i)            The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses;

(j)            The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of its Chief Executive Officer and its Interim Principal Officer in the form attached hereto at Exhibit D-1 and a certificate of its Secretary in the form attached hereto as Exhibit D-2, and as to such other matters as you may reasonably request;

(k)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing, which objection shall not be unreasonable;

(l)            The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Final Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act);

(m)          The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus or the Pricing Prospectus as the Underwriters may reasonably request;

(n)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Time of Delivery, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Time of Delivery which would prevent the issuance or sale of the Shares;

(o)           The Holders of Series C Convertible Preferred Stock of the Company shall have waived their preemptive rights with respect to the issuance by the Company of the Shares in accordance with the terms and conditions of the Stock and Warrant Purchase Agreement dated as of November 8, 2007 by and among the Company and the purchasers named therein; and

(p)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

10.           (a)           The Company will indemnify and hold harmless each Underwriter, their directors and officers, and any person who controls or is alleged to control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Agent, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the

Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Thomas Weisel Partners LLC expressly for use therein.

(a)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers, and any person who controls or is alleged to control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act  against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Thomas Weisel Partners LLC expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the concession and reallowance figures appearing in the Section under the caption “Underwriting”; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(b)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)           If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

11.           (a)           If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(a)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13.           If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 10 and 13 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 10 and 13 hereof.

14.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Thomas Weisel Partners LLC on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of: if to Thomas Weisel Partners LLC, Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attention: General Counsel, Facsimile No.: (415) 364-2799, and if to Ardour Capital Investments, LLC, Ardour Capital Investments, LLC, The Empire State Building, 350 Fifth Avenue, Suite 3018, New York, NY  10118, Attention: Managing Director, Facsimile No.: (212) 946-6833; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that notices under Section 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA

94104, Attention: General Counsel.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

17.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

Satcon Technology Corporation

By:	/s/ Charles S. Rhoades

Name: Charles S. Rhoades

Title: President and CEO

Accepted as of the date hereof at San Francisco, California

Thomas Weisel Partners LLC		Ardour Capital Investments, LLC

By:	/s/ Mark Fisher	By:	/s/ Kerry J. Dukes

Name: Mark Fisher		Name: Kerry J. Dukes

Title: General Counsel		Title: Managing Partner

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Thomas Weisel Partners LLC	14,779,808	2,216,972

Ardour Capital Investments, LLC	777,884	116,682

Total	15,557,692	2,333,654

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

EXHIBIT A

Form of Lock-Up Agreement

                                    , 2009

Satcon Technology Corporation

27 Drydock Avenue

Boston, MA  02210

Thomas Weisel Partners LLC

One Montgomery Street

San Francisco, California 94104

Ardour Capital Investments, LLC

The Empire State Building

350 Fifth Avenue, Suite 3018

New York, NY  10118

Ladies and Gentlemen:

The undersigned understands that Thomas Weisel Partners LLC and Ardour Capital Investments, LLC, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Satcon Technology Corporation, a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) by the Underwriters of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The Shares have been registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-159010) that was declared effective by the SEC on May 9, 2009.

In consideration of the agreement by the Underwriters to offer and sell the Common Stock, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, without the prior written consent of the Underwriters, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the SEC, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period (the “Lock-Up Period”) from the date hereof until and including 90 days after the date of the final prospectus supplement relating to the Offering filed with the Commission under Rule 424 promulgated under the Securities Act of 1933, as amended.  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriters waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Offering, (b) shares of Common Stock to the Company in connection with the exercise of stock options or warrants that are listed on Schedule A to this letter agreement to finance a “cashless” exercise, provided that any such shares issued upon exercise of such option or warrant shall continue to be subject to the applicable provisions of this letter agreement, including without limitation restrictions on Dispositions during the Lock-Up Period, and (c) any or all shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall

2

survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to a Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary, this agreement shall automatically terminate and shall be of no further force or effect upon earlier to occur of (x) ninety (90) days from the date of this agreement if the closing of the Offering does not occur prior to ninety (90) days from the date of this agreement and (y) the termination of the Underwriting Agreement in accordance with Section 8 of the Underwriting Agreement prior to the payment for and delivery of the Shares sold thereunder.

(Print Name)

(Signature)

3

EXHIBIT A-1

List of Officers, Directors and Stockholders Executing Lock-ups

Charles S. Rhoades

Daniel E. Gladkowski

David B. Eisenhaure

Peter DeGraff

Charles Han

Leo F. Casey

John Peacock

John M. Carroll

Philip J. Deutch

James J. Kirtley, Jr.

David J. Prend

Robert G. Schoenberger

Daniel R. Dwight

Rockport Capital Partners II, L.P.

NGP Energy Technology Partners, L.P.

4

EXHIBIT B

Form of Opinion of Greenberg Traurig, LLP

EXHIBIT D-1

Form of Certificate of CEO / CFO

EXHIBIT D-2

Form of Certificate of Secretary

2